SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549



                           FORM 8-K
                        CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



Date of Report (date of earliest event reported):   May 14, 1998


                      OSICOM TECHNOLOGIES, INC.
    (Exact name of registrant as specified in its charter)



  New Jersey                1-15810              22-2367234
(State or other         (Commission          (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



2800 28th Avenue, Suite 100, Santa Monica, CA         90405
(Address of principal executive office)            (Zip Code)



Registrant's telephone number, including area code:(310) 581-4030



                      N/A
 (Former name or former address, if changed since last report)






                      Page 1 of    pages





Item 1.  Changes in Control of Registrant

         Not Applicable


Item 2.  Acquisition or Disposal of Assets

         Not Applicable


Item 3.  Bankruptcy or Receivership

         Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable


Item 5.  Other Events

         An investment group led by a wholly owned subsidiary of Credit Suisse First Boston Incorporated purchased $8.0 million of Osicom Technologies, Inc. ("Osicom") convertible Series C Preferred Stock. Osicom received net proceeds of $7.5 million which will be used for general corporate purposes.

               The Series C Preferred Stock does not bear dividends and the holders are not entitled to vote. Each share of Series C Preferred Stock is convertible into common shares at the earlier of 90 days from issuance or the date the underlying common shares issuable upon conversion are registered. For any conversion before November 11, 1998 the conversion price is the lesser of (i) 86% of the average of the three lowest closing bid prices for the common stock during the 22 days immediately prior to conversion, and (ii) 200% of the average closing bid price for the common stock during the 22 days immediately prior to the May 14, 1998 issuance date (or $7.99). The conversion price after November 10, 1998 is the lesser of (i) above, (ii) above, and the average closing bid price for the common stock during the period of 22 trading days immediately prior to November 10, 1998. Any shares of Series C Preferred Stock unconverted as of May 14, 2001 are subject to mandatory conversion at the then conversion price. In no event shall a conversion result in a holder owning, or deemed to beneficially own, more than 4.99% of the then issued and outstanding common stock of Osicom.

               Osicom has the right to redeem the then outstanding shares of Series C Preferred Stock at 116.28% of face value if the average closing bid price for the common stock is less than $3.50 during any period of ten consecutive trading days.

Item 6.  Resignation of Registrant's Directors

         Not Applicable


Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of business acquired.

              Not Applicable

         (b)  Pro forma financial information

              Not Applicable


         (c)  Exhibits

              3.11 Amended Certificate of Designation of Series C
                   Convertible Preferred Stock

              10.9 Securities Purchase Agreement dated as of
                   April 30, 1998



                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  OSICOM TECHNOLOGIES, INC.



                               BY: /s/ John H. Gorman
                                  --------------------------
                                  JOHN H. GORMAN
                                  Chief Financial Officer
                                  Secretary



Dated:  May 14, 1998

                                  EXHIBIT 3.11


                       AMENDED CERTIFICATE OF DESIGNATION

                                       of

                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       of

                            OSICOM TECHNOLOGIES, INC.


  Osicom Technologies, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby certifies that the following resolutions were duly adopted by the Board of Directors of the Corporation.

  RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.10 per share (the "Preferred Stock"), to be issued pursuant to a Securities Purchase Agreement ("Securities Purchase Agreement") between the Corporation and the Purchasers named therein (each a "Purchaser" and together, the "Purchasers"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.DESIGNATION AND AMOUNT.

  The designation of this series, which consists of one hundred thousand (100,000) shares (the "Preferred Shares") of Preferred Stock, is the Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the face amount shall be One Thousand Dollars ($1,000) per share (the "Stated Value"). The date on which a Preferred Share is issued and sold by the Corporation is referred to herein as the "Issue Date". The individual or entity in whose name a Preferred Share is registered on the books of the Corporation is referred to herein as a "Holder" and together with each other Holder, as the "Holders". The Preferred Shares issued and sold to the Purchasers pursuant to the Securities Purchase Agreement are sometimes referred to herein as the "Purchaser Preferred Shares."

2.DIVIDENDS.

  The Series C Preferred Stock will not bear any dividends.

3.PRIORITY.

  In the event of (i) any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, (ii) the commencement of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding relating to the Corporation or its assets or (iii) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "Liquidation Event"), the Holders shall be entitled to receive, subsequent to the payment of the liquidation preference of the Corporation's Series A, Series B and Series D Preferred Stock and of any other securities of the Corporation which by their terms have a preference over the Series C Preferred Stock in respect of a distribution upon a Liquidation Event ("Senior Securities") and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other stock of the Corporation having rights or preferences as to a distribution upon a Liquidation Event junior to the rights or preferences of the Series C Preferred Stock ("Junior Securities"), in cash an amount per share of Series C Preferred Stock equal to the Stated Value for such share, plus any amounts owed to the Holder thereof by the Corporation and not yet paid (collectively, the "Liquidation Preference") (which amount shall be adjusted appropriately in the event the outstanding shares of Series C Preferred Stock shall be subdivided, combined or consolidated, by any capital reorganization, reclassification or otherwise into a greater or lesser number of shares of Series C Preferred Stock). If upon the occurrence of a Liquidation Event, the assets and funds available for distribution to the Holders and to holders of any securities ranking pari passu with the Series C Preferred Stock in respect of a distribution upon a Liquidation Event ("Pari Passu Securities") are insufficient to permit the payment to such holders of the full amount of the Liquidation Preference and other preferential amounts owed to holders of Pari Passu Securities, then the assets and funds available for payment of the Liquidation Preference and such preferential amounts shall be distributed ratably among the holders of the Series C Preferred Stock and holders of the Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

  For purposes of this Section 3, a Liquidation Event shall (at the option of each Holder with respect to such Holder's Preferred Shares, upon written notice delivered to the Corporation) be deemed to be occasioned by, and to include, but not be limited to (i) the Corporation's sale of all or substantially all of its assets coupled with a distribution of any of the proceeds of such sale to any holders of Junior Stock, or (ii) the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary; provided, however, that a reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation shall not be deemed a Liquidation Event.

4.CONVERSION.

  (a) Right to Convert. Each Holder shall have the right to convert, at any time after the earlier to occur of (i) the ninetieth (90th) day following the Issue Date for the Preferred Shares held by such Holder and (ii) the date on which the registration statement ("Registration Statement") described in the Registration Rights Agreement between the Corporation and the Purchasers named therein (the "Registration Rights Agreement") has been declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (the earlier to occur of (i) and (ii) being referred to herein as the "Initial Conversion Date"), all or any part of the Preferred Shares held by such Holder into such number of fully paid and non-assessable shares ("Conversion Shares") of the Corporation's common stock, par value $.10 per share (the "Common Stock"), as is determined in accordance with the terms hereof (a "Conversion"). Notwithstanding the foregoing, if prior to the Initial Conversion Date, (i) the Corporation makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below), (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to acquire fifty percent (50%) or more of the Common Stock, (iii) a Mandatory Redemption Event (as defined below) occurs, or (iv) a material adverse change in the business, prospects, financial condition or operations of the Corporation since the Issue Date relating to the Purchaser Preferred Shares occurs, the Holders of Preferred Shares shall have the right to convert Preferred Shares at any time on or after the first date on which any of the events described in (i), (ii), (iii) or (iv) occurs, and such date shall be deemed to be the Initial Conversion Date for purposes of this Certificate of Designation.

  (b) Conversion Notice. In order to convert Preferred Shares, a Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which such Holder wishes to effect such Conversion (the "Conversion Date"), (i) a notice of conversion (a "Conversion Notice"), in substantially the form of Exhibit A hereto, to the Corporation (which shall promptly forward such Conversion Notice to the Corporation's transfer agent for the Common Stock (the "Transfer Agent")) stating the number of Preferred Shares to be converted, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall thereafter send the original of the Conversion Notice and of such certificate or certificates to the Corporation. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by a Holder in accordance with the terms hereof, such Holder shall, as of the applicable Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and a Holder as to the calculation of the Conversion Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to such Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountant within one (1) Business Day of receipt of such Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and such Holder of the results in writing no later than two (2) Business Days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

  (c) Number of Conversion Shares; Conversion Price. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined by dividing the aggregate Stated Value of the Preferred Shares to be converted by the Conversion Price (as defined herein) in effect on the applicable Conversion Date. Subject to adjustment as provided in Section 6 below, "Conversion Price" with respect to a Preferred Share shall mean (A) for any Conversion occurring during the period of one hundred and eighty (180) days following the Issue Date relating to the Purchaser Preferred Shares (the "Initial Conversion Period"), the lesser of (i) eighty six percent (86%) of the average of the three (3) lowest Closing Bid Prices for the Common Stock occurring during the period of twenty two (22) Trading Days (as defined below) immediately prior to (but not including) the applicable Conversion Date (the "Floating Conversion Price") and (ii) two hundred percent (200%) of the average Closing Bid Price for the Common Stock during the period of twenty two (22) Trading Days immediately prior to (but not including) the Issue Date relating to the Purchaser Preferred Shares (the price determined in accordance with this clause (ii) being referred to herein as the "Conversion Cap") and (B) for any Conversion occurring after the Initial Conversion Period, the lesser of the Floating Conversion Price and the Fixed Conversion Price. "Fixed Conversion Price" shall mean the lesser of (i) the average Closing Bid Price for the Common Stock during the period of twenty two (22) Trading Days immediately prior to (but not including) the last day of the Initial Conversion Period and (ii) the Conversion Cap.

  (d) Certain Definitions. "Trading Day" means any day on which the Common Stock is traded on the principal securities exchange or market on which the Common Stock is then traded. "Closing Bid Price" means, with respect to the Common Stock, the closing bid price for the Common Stock occurring on a given Trading Day on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding Preferred Shares (collectively, "Bloomberg") or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on any of the foregoing bases, the Closing Bid Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holders (which may be a Holder) of a majority of the then outstanding Preferred Shares and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation. "Business Day" means any day on which the New York Stock Exchange and commercial banks located in the City of New York are open for business. A "Change of Control Transaction" means the sale, conveyance or disposition of all or substantially all of the assets of the Corporation or any of its subsidiaries (including without limitation the sale or other conveyance of any common stock or other equity securities of any of the Corporation's subsidiaries), or the effectuation of a transaction or series of related transactions, in which more than 50% of the voting power of the Corporation is disposed of, or the consolidation, merger or other business combination of the Corporation or any of its subsidiaries with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity.

  (e) Delivery of Common Stock Upon Conversion. Upon receipt of a Conversion Notice from a Holder pursuant to paragraph 4(b) above, the Corporation shall instruct the Transfer Agent to deliver to such Holder, no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Conversion Date set forth in such Conversion Notice and (ii) the Business Day following the day on which such Holder delivers to the Corporation the certificates representing the Preferred Shares being converted (the "Delivery Date"), the number of Conversion Shares as shall be determined as provided herein. The Corporation shall instruct the Transfer Agent to effect delivery of Conversion Shares to a Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of such Holder or its nominee at DTC with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that Transfer Agent is not a participant in FAST or if a Holder so specifies in a Conversion Notice or otherwise in writing, the Corporation shall instruct the Transfer Agent to effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares. Conversion Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale or transfer of such Conversion Shares is covered by an effective Registration Statement, (B) such Conversion Shares can be sold pursuant to Rule 144 ("Rule 144") under the Securities Act and a registered broker dealer provides to the Corporation a customary broker's Rule 144 letter, or (C) such Conversion Shares are eligible for resale under Rule 144(k) or any successor rule or provision.

  (f)  Failure to Deliver Conversion Shares.

       (i) In the event that the Corporation or the Transfer Agent fails for any reason to deliver to a Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "Conversion Default"), and such failure continues for three (3) Business Days following the Delivery Date, the Corporation shall pay to such Holder payments ("Conversion Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Liquidation Preference of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default multiplied by (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law (the "Default Interest Rate"), where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of (A) the date on which all of the certificates representing such Conversion Shares are issued and delivered to such Holder, (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph
(f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

       (ii) In addition to any other remedies provided herein, each Holder shall have the right to pursue actual damages against the Corporation for the failure by the Corporation or the Transfer Agent to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate Conversion Price applicable to such Conversion Shares) and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

  (g) Conversion at Maturity. On the date which is three (3) years following the Issue Date relating to a Preferred Share (the "Maturity Date"), such Preferred Share then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Stated Value of such shares divided by the Conversion Price then in effect (a "Conversion at Maturity"); provided, however, that if, on the Maturity Date, (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is not sufficient to effect the issuance and delivery of the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, (ii) the Common Stock is not actively traded on the Nasdaq SmallCap Market or the Nasdaq National Market, or (iii) a Mandatory Redemption Event (as defined herein) has occurred and is continuing, each Holder shall have the option, upon written notice to the Corporation, to regain its rights as a holder of Preferred Shares, including without limitation, the right to convert such Preferred Shares in accordance with the terms of paragraphs 4(a) through 4(f) hereof and, upon delivery of such notice, such Preferred Shares shall not be subject to a Conversion at Maturity hereunder until the thirtieth (30th) day following the later of (a) the date on which the event specified (i), (ii) or
(iii) is no longer continuing and (b) the date on which the Corporation delivers to each Holder written notice to such effect, and in such event, such thirtieth day shall be deemed to be the Maturity Date for purposes of this Certificate of Designation. If a Conversion at Maturity occurs, the Corporation and each Holder shall follow the procedures for Conversion set forth in this Section 4, with the Maturity Date deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(b).

  (h) Mandatory Conversion. If following the one year anniversary of the Issue Date relating to the Purchaser Preferred Shares, (A) the Corporation executes a firm commitment underwriting agreement relating to a registered public offering of Common Stock in an aggregate amount of at least fifteen million dollars ($15,000,000) (a "Qualified Public Offering") where the obligations of the underwriters named therein are subject only to customary closing conditions, and
(B) such underwriters determine in good faith that all of the outstanding Preferred Shares must be converted in order to ensure the successful completion of such offering and notify the Corporation in writing of such determination (a "Mandatory Conversion Event"), the Corporation shall have the right to require the Holders, subject to the conditions specified herein, to convert all of the outstanding Preferred Shares (a "Mandatory Conversion") on or before a date (the "Mandatory Conversion Date") which is not less than twenty (20) days following the date on which the Mandatory Conversion Notice (as defined below) is delivered to each Holder. In order for the Corporation to exercise its right to require a Mandatory Conversion hereunder, (i) the Corporation must deliver written notice of such Mandatory Conversion (a "Mandatory Conversion Notice") to each Holder at any time following the thirtieth (30th) day prior to the planned commencement of the Qualified Public Offering to which the Mandatory Conversion relates and no later than the completion of such offering, (ii) the Registration Statement must be effective and available to the Holders for the resale of all of the Conversion Shares into which the outstanding Preferred Shares are convertible, and (iii) the Common Stock must be quoted and actively traded on the Nasdaq SmallCap Market or the Nasdaq National Market, in the case of either
(ii) or (iii), from the first day on which the Mandatory Conversion Event occurs through the Mandatory Conversion Date. In the event that the conditions specified above are not satisfied with respect to a Mandatory Conversion, such Mandatory Conversion shall immediately become void and of no further effect; provided, however, that the Corporation may exercise its right to require a Mandatory Conversion with respect to a subsequent Mandatory Conversion Event, subject to the satisfaction of such conditions. In the event that a Mandatory Conversion Event occurs and the Corporation does not exercise its right to require a Mandatory Conversion (other than as a result of a failure to satisfy any of the conditions specified herein), the Corporation may, in lieu thereof and upon receiving written advice from the underwriter(s) participating in such offering that sales of Conversion Shares by the Holders may impair the successful completion of such offering, require each Holder to refrain from delivering any Conversion Notices to the Corporation during the period of thirty
(30) days following the completion of such offering (a "Standstill Period"). In order to require a Standstill Period, the Corporation must deliver written notice thereof to each Holder at least three (3) Business Days prior to the day on which such Standstill Period is to commence.

5.CONVERSION LIMITATIONS.

  In no event shall a Purchaser be permitted to convert any Purchaser Preferred Shares in excess of the number of such shares, upon the Conversion of which:

  (a) the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of Purchaser Preferred Shares would exceed 19.99% of the number of outstanding shares of Common Stock on the Issue Date relating to the Purchaser Preferred Shares (subject to equitable adjustments from time to time for the events described in Section 6 below) (the "Cap Amount"), except that such limitation shall not apply in the event that (i) the Corporation obtains the approval of a majority of its stockholders for issuances of Common Stock in excess of such amount (it being understood that any Purchaser whose Allocation Amount (as defined below) represents two hundred percent (200%) or less of (A) the number of Conversion Shares into which the Preferred Shares then held by such Purchaser are convertible at the Conversion Price then in effect plus (B) the number of Conversion Shares into which such Holder has previously converted Preferred Shares shall have the right to require the Corporation, upon written notice delivered by such Purchaser to the Corporation, (x) to prepare and file with the Commission, within ten (10) days after receiving such notice, a proxy statement in which the Corporation seeks the approval of its stockholders for the transactions described herein and in the Securities Purchase Agreement and Registration Rights Agreement (the "Proxy Statement"), (y) in the event that the Corporation is notified that the Commission has no comments on the Proxy Statement, to deliver the Proxy Statement to its stockholders and to hold a special meeting of stockholders for the purpose of voting on the matters described therein (a "Special Meeting") within forty five (45) days after receiving such notification and (z) in the event that the Corporation receives comments from the Commission on the Proxy Statement, to respond accurately and completely to each such comment within ten (10) days of being notified of such comment by the Commission, and to deliver the Proxy Statement to its stockholders and hold a Special Meeting within thirty five (35) days after receiving notification from the Commission that it has no further comments on the Proxy Statement) or (ii) the Holders of a majority of the number of Purchaser Preferred Shares then outstanding obtain an opinion of counsel reasonably satisfactory to the Corporation that such approval is not required. Until such approval or opinion is obtained, no Purchaser shall be issued, upon Conversion of the Purchaser Preferred Shares held by it, Conversion Shares in an amount greater than the product of (A) the Cap Amount times (B) a fraction, the numerator of which is the number of Purchaser Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all of the Purchaser Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any Purchaser Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Allocation Amount. In the event that any Purchaser shall convert all of the Purchaser Preferred Shares held by it into a number of Conversion Shares which, in the aggregate, is less than such Purchaser's
Allocation Amount, then the difference between such Purchaser's Allocation Amount and the number of Conversion Shares actually issued to such Purchaser shall be allocated to the respective Allocation Amounts of the remaining
Purchasers on a pro rata basis in proportion to the number of Purchaser Preferred Shares then held by each such Purchaser; and

  (b) (x) the number of shares of Common Stock beneficially owned by such Purchaser (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this subparagraph (b)) plus (y) the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 5(b) applies, the determination of whether Purchaser Preferred Shares are convertible (in relation to other securities owned by a Purchaser) and of which Purchaser Preferred Shares are convertible shall be in the sole discretion of such Purchaser and the submission of Purchaser Preferred Shares for Conversion shall be deemed to be such Purchaser's determination that such Purchaser Preferred Shares are convertible pursuant to the terms hereof, and the Corporation shall have no obligation whatsoever to verify or confirm the accuracy of such determination. This paragraph may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the Holders of at least fifty percent (50%) the Purchaser Preferred Shares then outstanding and (ii) for any other reason, with the further consent of the holders of a majority of the shares of Common Stock then outstanding. Nothing contained herein shall be deemed to restrict the right of a Purchaser to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this subparagraph 5(b). The restriction contained in this subparagraph 5(b) shall not apply in the event of a Mandatory Conversion or a Conversion at Maturity.

6.ADJUSTMENTS TO CONVERSION PRICE.

  (a) Adjustment to Fixed Conversion Price Due to Stock Split, Stock Dividend, Etc. If, prior to the Conversion of all of the Preferred Shares, (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, or the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof), the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the market price per share of Common Stock on any date shall be the average Closing Bid Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Bid Price is then to be determined without the right to receive such issuance or distribution.

  (b) Adjustment to Conversion Price During Reference Period. If, prior to the Conversion of all of the Preferred Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, or a reclassification of the Common Stock, and such event takes place during the reference period for the determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, or reclassification for all Trading Days occurring during such reference period.

  (c) Adjustment Due to Merger, Consolidation, Etc. If, prior to the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "Exchange Transaction"), then such Holder shall (A) upon the closing of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by such Holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradeable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with such Exchange Transaction (the "Exchange Consideration"), and (B) upon the Conversion of Preferred Shares occurring subsequent to the closing of such Exchange Transaction, have the right to receive the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to each Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and under the Securities Purchase Agreement and the Registration Rights Agreement.

  (d) Distribution of Assets. If the Corporation or any of its subsidiaries shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock (or to a holder of the common stock of any such subsidiary) as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), then, upon a Conversion by a Holder occurring after the record date for determining stockholders entitled to such Distribution, the Floating Conversion Price (for all Conversions occurring during the Initial Conversion Period) or the Fixed Conversion Price (for all Conversions occurring after the last day of the Initial Conversion Period) for Preferred Shares not converted prior to the record date of a Distribution shall be reduced to a price determined by decreasing such Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding and reasonably acceptable to the Corporation.

  (e) Adjustment Pursuant to Other Agreements. In addition to and without limiting in any way the adjustments provided in this Section 6, the Conversion Price shall be adjusted as may be required by the provisions of the Registration Rights Agreement and/or by the provisions of the Securities Purchase Agreement.

  (f) No Fractional Shares. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or, at the option of the Corporation, shall be paid in cash in an amount calculated by multiplying the amount of the fractional share times the Closing Bid Price used to calculate the Conversion Price for such Conversion.

7.MANDATORY REDEMPTION BY HOLDER.

  (a) Mandatory Redemption. In the event that a Mandatory Redemption Event (as defined below) occurs, each Holder shall have the right to have all or any portion of the Preferred Shares held by such Holder redeemed by the Corporation (a "Mandatory Redemption") at the Mandatory Redemption Price (as defined herein) in same day funds. In order to exercise its right to effect a Mandatory Redemption, a Holder must deliver a written notice (a "Mandatory Redemption Notice") to the Corporation at any time on or before the Business Day following the day on which such event is no longer continuing.

  (b) Mandatory Redemption Event. Each of the following events shall be deemed a "Mandatory Redemption Event":

       (i) the Corporation fails for any reason (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or as a result of the limitation contained in Section 5(a) hereof), due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action, to issue shares of Common Stock to a Holder and deliver certificates representing such shares to such Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, and such failure continues for ten (10) Business Days;

       (ii) the Corporation breaches, in a material respect, due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action,any covenant or other material term or condition of this Certificate, the Securities Purchase Agreement, the Registration Rights Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of five (5) Business Days after written notice thereof to the Corporation from a Holder;

       (iii)any material representation or warranty made by the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action;

       (iv) the Registration Statement is not declared effective by the one hundred and twentieth (120th) day following the Issue Date relating to the Purchaser Preferred Shares or if the Registration Statement has been declared effective by such date and, while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) Business Days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of the Holder; and provided, further that the failure of the Registration Statement to be declared effective or the lapse or unavailability thereof is due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action (including without limitation a failure by the Corporation to file the Registration Statement with the Commission on or before the thirtieth
(30) day following the Issue Date relating to the Purchaser  Preferred  Shares);
and

       (v) the Common Stock is not quoted on the Nasdaq SmallCap Market or the Nasdaq National Market or listed on the New York State Exchange or American Stock Exchange, or trading in the Common Stock on such market or exchange is suspended and such suspension is in effect for more than five (5) Trading Days, in any such case due to any voluntary action or the failure to take action on the part of the Corporation.

  (c) Mandatory Redemption Price. The "Mandatory Redemption Price" shall be equal to the greater of (i) Liquidation Preference of the Preferred Shares being redeemed multiplied by one hundred and twenty five percent (125%) and (ii) an amount determined by dividing the Liquidation Preference of the Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Bid Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

  (d)  Payment of Mandatory Redemption Price.

       (i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth
(5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Purchaser to the Corporation for cancellation.

       (ii) If Corporation fails to pay the Mandatory Redemption Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

       (iii)If the Corporation fails to pay the Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right at any time, so long as the Corporation remains in default, to require the Corporation, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of Common Stock of the Corporation equal to the Mandatory Redemption Price divided by the Conversion Price in effect on such Conversion Date as is specified by the Holder in writing to the Corporation, such Conversion Price to be reduced by one percent (1%) for each day beyond such 10th Business Day in which the failure to pay the Mandatory Redemption Price continues; provided, however, that the maximum percentage by which such Conversion Price may be reduced hereunder shall be fifty percent (50%).

8.OPTIONAL REDEMPTION BY CORPORATION.

  (a) Optional Redemption. If during any period of ten (10) consecutive Trading Days, the average Closing Bid Price for the Common Stock is less than $3.50, the Corporation shall have the right to redeem all of the outstanding Preferred Shares (other than those Preferred Shares with respect to which a Conversion Notice has been submitted to the Corporation prior to the Optional Redemption Date (as defined below), in which case such Preferred Shares shall be converted into Conversion Shares in accordance with this Certificate of Designation) in same day funds at the Optional Redemption Price (as defined below) (an "Optional Redemption"), to the extent permitted by applicable law and so long as the Corporation delivers to each Holder written notice thereof (an "Optional Redemption Notice") on or before 11:59 (Pacific time) on the Business Day immediately prior to the date on which such Optional Redemption is to be effected (the "Optional Redemption Date") and, at the same time that it delivers such notice, the Corporation shall confirm delivery thereof with each Holder by telephone, either personally or by voicemail message.

  (b) Optional Redemption Price. The "Optional Redemption Price" to be paid by the Corporation to a Holder in the event of an Optional Redemption shall be equal to the aggregate Liquidation Preference of the Preferred Shares then held by such Holder times 116.28%.

  (c)  Payment of Optional Redemption Price.

       (i) The Corporation shall pay the Optional Redemption Price to each Holder within five (5) Business Days following the Optional Redemption Date. Upon the redemption of a Preferred Share, payment of the Optional Redemption Price to the Holder thereof will be effected simultaneously with the return of such share by such Holder to the Corporation.

       (ii) If the Corporation fails to pay the Optional Redemption Price to a Holder within five (5) Business Days of the Optional Redemption Date and so long as such Holder has tendered its Preferred Shares to the Corporation, such Holder shall be entitled to interest thereon, from and after the Optional Redemption Date until the Optional Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate for the number of days elapsed from such Optional Redemption Date until such amount is paid in full.

       (iii)If the Corporation fails to pay the Optional Redemption Price to a Holder within ten (10) Business Days of the Optional Redemption Date, each Holder may, upon written notice to the Corporation, regain its rights as a Holder of the Series C Preferred Stock and the Corporation shall return to such Holder the certificates representing the Preferred Shares that were delivered to the Corporation in connection with such Optional Redemption; in such event, the Corporation may not effect an Optional Redemption thereafter.

9.MISCELLANEOUS.

  (a) Transfer of Preferred Shares. A Holder may sell or transfer all or any portion of the Preferred Shares to any person or entity as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be a Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

  (b) Notices. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

       If to the Corporation:

       Osicom Technologies, Inc.
       2800 28th Street, Suite 100
       Santa Monica, CA  90405
       Attn: Chief Financial Officer
       Tel:  310-581-4030
       Fax:  310-581-4032

       with a copy to:

       Greenbaum, Rowe, Smith, Ravin,
        Davis & Himmel LLP
       Metro Corporate Campus One
       P.O. Box 5600
       Woodbridge, New Jersey 07095-0988
       Attn: W. Raymond Felton, Esq.
       Tel:  732-549-5600
       Fax:  732-549-1881

and if to any Holder, to such address for such Holder as shall be designated by such Holder in writing to the Corporation.

  (c) Lost or Stolen Certificate. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

  (d) No Voting Rights. Except as provided by applicable law and paragraph 9(g) below, the Holders of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide each Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

  (e) Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided to a Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to such Holder under this Certificate of Designation or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with each Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

  (f) Failure or Delay not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

  (g)  Protective Provisions.

       (A) While any Purchaser Preferred Shares are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least fifty percent (50%) of such outstanding Purchaser Preferred Shares:

            (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series C Preferred Stock; or

            (ii) issue any shares of Series C Preferred Stock, or re-issue any shares of Series C Preferred Stock which have been converted in accordance with the terms hereof, during the six (6) month period immediately following the Issue Date relating to the Purchaser Preferred Shares.

       (B) While any shares of Series C Preferred Stock (including the Purchaser Preferred Shares) are outstanding, the Corporation shall not, without first obtaining the approval of the Holders of at least fifty percent (50%) of the then outstanding shares of Series C Preferred Stock (including the Purchaser Preferred Shares):

            (i) alter or change the rights, preferences or privileges of the Series C Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series C Preferred Stock;

            (ii) create any new class or series of capital stock having a preference over the Series C Preferred Stock as to redemption or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

            (iii)issue any Senior Securities (other than debt securities which are not convertible into or exchangeable for Common Stock or any other equity or convertible security of the Corporation); or

            (iv) redeem, or declare, pay or make any provision for any dividend or distribution with respect to, the Common Stock or any other capital stock of the Corporation ranking junior to the Series C Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

  In the event that the Holders permit the Corporation in accordance with the foregoing provisions, to alter or change the rights, preferences or privileges of the shares of Series C Preferred Stock pursuant to the terms hereof, then the Corporation will deliver notice of such approved change to the Holders of the Series C Preferred Stock that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right for a period of thirty (30) days following such delivery to convert their Preferred Shares pursuant to the terms hereof as they existed prior to such alteration or change, or to continue to hold such Preferred Shares. No such change shall be effective to the extent that, by its terms, it applies to less than all of the Holders of Preferred Shares then outstanding.

                                    EXHIBIT A

                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Series C Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Osicom Technologies, Inc. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

                      Date of Conversion:

                      Number of Shares of
                      Preferred Stock to be Converted:

                      Applicable Conversion Price:

                      Number of Shares of
                      Common Stock to be Issued:

                      Name of Holder:

                      Address:






                      Signature:
                                Name:
                                Title:

Holder Requests Delivery to be made: (check one)

______ By Delivery of Physical Certificates to the Above Address

______ Through Depository Trust Corporation
  (Account



                            AMENDMENT TO CERTIFICATE
                                 OF DESIGNATION



                  RESOLVED, that the certificate of designation (the "Certificate of Designation") with respect to the Corporation's Series C Convertible Preferred Stock as filed in the Office of the Secretary of State of New Jersey on May 5, 1998 is hereby amended as follows:

                  1. Section 6(d) of the Certificate of Designation shall be deleted and replaced in its entirety with the following:

                  "(d) Distribution of Assets. If the Corporation or any of its subsidiaries shall declare or make any distribu-tion of cash, evidences of indebtedness or other securities or assets (other than cash dividends payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock (or to a holder of the common stock of any such subsidiary ("Subsidiary Stock")), including any dividend or distri-bution in shares of capital stock of a subsidiary of the Corporation (collectively, a "Distribution"), then either, at the option of the Corporation, (A) upon a Conversion by a Holder occurring after the record date for determining stockholders entitled to such Distribution, the Conversion Price shall be reduced to a price determined by decreasing such Conversion Price by an amount equal to the fair market value of the cash, securities or other property so distributed with respect to each share of Common Stock or Subsidiary Common Stock, such fair market value to be determined by an investment banking firm selected by the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding and reasonably acceptable to the Corporation or (B) each Holder shall be entitled to receive, as and when received by the holders of Common Stock or Subsidiary Common Stock, the cash, securities or other property that will be distributed with respect to each share of Common Stock or Subsidiary Common Stock in an amount determined by multiplying (x) the amount of such cash, securities or other property that will be distributed with respect to each share of Common Stock or Subsidiary Common Stock by
                  (y) the number of shares of Common Stock into which all of the Preferred Shares held by such Holder on the Public Announcement Date (as defined below) are convertible at the Conversion Price in effect on the Public Announcement Date (it being understood that if a Public Announcement Date occurs prior to the Initial Conversion Date, such calculation shall be made as though the Preferred Shares were convertible on such Public Announcement Date). In order to exercise its option to effect a Distribution pursuant to clause (B) above, the Corporation must deliver written notice thereof, which notice shall be binding and irrevocable upon delivery to a Holder, to each Holder on the Public Announcement Date; in the event that such notice is not delivered to each Holder on such date, the adjustment to the Conversion Price described in clause (A) above shall apply. "Public Announcement Date" shall mean the date on which a Distribution is announced to the public by the Corporation, or if the Distribution is made subject to a registration statement under the Securities Act of 1933, as amended, the date on which the Corporation learns that no review of the registration statement will be made by the staff of the Securities and Exchange Commission (the "Commission") or that the staff of the Commission has no further comments on the registration statement."


                  2. Section 9(g)(B)(iv) of the Certificate of Designa-tion shall be deleted and replaced in its entirety with the following:

                                    "(iv) redeem, or declare, pay or make any
                  provision for any dividend or distribution with respect to, the Common Stock or any other capital stock of the Corporation ranking junior to the Series C Preferred
                  Stock as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation; provided, however, that such approval shall not be required with respect to any such dividend or distribution in the event that the Corporation elects to exercise its option pursuant to Section 6(d)(B) above and complies fully with the provisions of such Section."


                  3. All references to the par value of the Corporation's Preferred Stock in the Certificate of Designation are hereby corrected to be $.01 per share.

                                  EXHIBIT 10.9



                          SECURITIES PURCHASE AGREEMENT


  SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 30, 1998, by and among Osicom Technologies, Inc., a New Jersey corporation (the "Company"), and the entities whose names appear on the signature page(s) hereof (each, a "Purchaser" and together, the "Purchasers").

  The Company wishes to sell to the Purchasers, and the Purchasers wish to purchase, on the terms and subject to the conditions set forth in this Agreement, shares (the shares being purchased by the Purchasers hereunder being referred to as the "Preferred Shares") of the Company's Series C Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock"). The Preferred Shares are convertible pursuant to the terms of a Certificate of Designation relating to the Preferred Stock, the form of which is attached hereto as Exhibit B (the "Certificate of Designation"), into shares (the "Conversion Shares") of the Company's common stock, par value $.10 per share (the "Common Stock"). The Preferred Shares and the Conversion Shares are collectively referred to herein as the "Securities".

  The Company has agreed to effect the registration of the Conversion Shares under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Rights Agreement of even date herewith by and between the Company and the Purchaser (the "Registration Rights Agreement"). The sale of the Preferred Shares by the Company to the Purchasers will be effected in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

  The Company and the Purchasers hereby agree as follows:

1.PURCHASE AND SALE OF PREFERRED SHARES.

  1.1 Agreement to Purchase and Sell. Upon the terms and subject to the satisfaction of the conditions set forth herein, the Company agrees to sell at the Closing (as defined below), and each Purchaser agrees to purchase, the number of Preferred Shares set forth below such Purchaser's name on the signature page(s) hereof at a purchase price equal to one thousand dollars ($1,000) times the number of Preferred Shares purchased by such Purchaser (the "Purchase Price").

  1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the closing of the purchase and sale of the Preferred Shares hereunder (the "Closing") will be deemed to occur when this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Purchaser (which delivery may be effected by facsimile transmission), and full payment of the Purchase Price has been made by such Purchaser by wire transfer of immediately available funds against physical delivery by the Company of duly executed certificates representing the Preferred Shares purchased by such Purchaser at the Closing. The date on which the Closing occurs is referred to herein as the "Closing Date".

  1.3 Certain Definitions. When used herein, (A) "business day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business, (B) an "affiliate" of a party shall mean any person or entity controlling, controlled by or under common control with that party and
(C) "control" shall mean, with respect to an entity, the ability to direct the business, operations or management of such entity, whether through an equity interest therein or otherwise.

2.REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

  Each Purchaser hereby makes the following representations and warranties to the Company and agrees with the Company that, as of the date of this Agreement and as of the Closing Date:

  2.1 Authorization; Enforceability. Such Purchaser is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to purchase the Preferred Shares and to execute and deliver this Agreement. This Agreement constitutes such Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

  2.2 Accredited Investor; Investment Intent. Such Purchaser is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Preferred Shares solely for its own account for investment purposes as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act; provided, however that in making such representation, such Purchaser does not agree to hold the Securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the Securities at any time in accordance with the provisions of this Agreement and with Federal and state securities laws applicable to such sale, transfer or disposition.

  2.3 Information. The Company has provided such Purchaser with information regarding the business, operations and financial condition of the Company, and has granted to such Purchaser the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the Company and materials relating to the terms and conditions of the purchase and sale of the Preferred Shares hereunder. Neither such information nor any other investigation conducted by such Purchaser or any of its representatives shall modify, amend or otherwise affect such Purchaser's right to rely on the Company's representations and warranties contained in this Agreement.

  2.4 Limitations on Disposition. Such Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

  2.5 Legend. Such Purchaser understands that the certificates representing the Securities may bear at issuance a restrictive legend in substantially the following form:

       "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, and may not be offered or sold unless a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or an exemption from registration under the Securities Act and applicable state securities laws is available in connection with such offer or sale. Such securities are issued subject to the provisions of (i) the Certificate of Designation relating to the Series C Convertible Preferred Stock of
       Osicom Technologies, Inc. (the "Company"), (ii) a Securities Purchase Agreement, dated as of April 30, 1998, by and among the Company and the purchasers named therein, and (iii) a Registration Rights Agreement, dated as of April 30, 1998, by and among the Company and such purchasers."

       Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of any of the Securities is registered pursuant to an effective registration statement, (B) such Securities can be sold to the public pursuant to Rule 144 under the Securities Act ("Rule 144") and a registered broker dealer provides to the Company a customary broker's Rule 144 letter, or (C) such Securities are eligible for sale to the public, without limitation as to the amount of or manner in which such Securities may be sold, under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder upon request.

3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

  The Company hereby makes the following representations and warranties to each Purchaser and agrees with each Purchaser that, as of the date of this Agreement and as of the Closing Date:

  3.1 Organization, Good Standing and Qualification. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The term "subsidiaries" shall mean entities in which the Company has an equity interest of 50% or greater.

  3.2 Authorization; Consents. The Company has the requisite corporate power and authority to enter into and perform its obligations under (i) this Agreement,
(ii) the Registration Rights Agreement and (iii) all other agreements, documents, certificates or other instruments executed and delivered by or on behalf of the Company at any Closing (the instruments described in (i), (ii) and
(iii) being collectively referred to herein as the "Transaction Documents"), to execute and perform its obligations under the Certificate of Designation, to issue and sell the Preferred Shares to such Purchaser in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation. All corporate action on the part of the Company by its officers, directors and stockholders necessary for (A) the authorization, execution and delivery of, and the performance by the Company of its obligations under, the Transaction Documents, and (B) the authorization, execution and filing of, and the performance by the Company of its obligations under, the Certificate of Designation has been taken, and no further consent or authorization of the Company, its Board of Directors, its stockholders, any governmental agency or organization (other than as may be required under the Securities Act and applicable state securities laws in respect of the Registration Rights Agreement), or any other person or entity is required (pursuant to any rule of the National Association of Securities Dealers, Inc. (the "NASD") or otherwise).

  3.3 Enforcement. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

  3.4 Disclosure Documents; Agreements; Financial Statements; Other Information. The Company has filed with the Commission: (i) the Company's Annual Report on
Form 10-KSB for the year ended January 31, 1998, (ii) all Current Reports on Form 8-K required to be filed by the Company with the Commission since January 31, 1998 and (iii) the Company's definitive Proxy Statement for its 1997 Annual Meeting of Stockholders (collectively, the "Disclosure Documents"). The Company is not aware of any event occurring on or prior to the Closing (other than the transactions effected hereby) that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after the Closing. Each Disclosure Document, as of the date of the filing thereof with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations thereunder and, as of the date of such filing, such Disclosure Document did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that any information set forth in any Disclosure Document which is a forward-looking statement as defined in Rule 175(c) promulgated by the Commission under the Securities Act shall not be deemed to contain an untrue statement of material fact as long as such forward-looking statement was made with a reasonable basis and in good faith. All material agreements required to be filed as exhibits to the Disclosure Documents have been filed as required. Neither the Company nor any of its subsidiaries is in breach of any agreement to which it is a party or by which it is bound where such breach is reasonably likely to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as set forth in the Disclosure Documents or any schedule or exhibit attached hereto, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business which, under generally accepted accounting principles, are not required to be reflected in such financial statements and which, individually or in the aggregate, are not material to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. As of their respective dates, the financial statements of the Company included in the Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). The written information described in paragraph 2.3 above does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and does not, except as otherwise disclosed to the Purchasers in writing, include any material, non-public information.

  3.5 Capitalization. The capitalization of the Company as of the date hereof, including its authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares initially to be reserved for issuance upon conversion of the Preferred Shares is set forth on Schedule 3.5 hereto. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of the capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances created by or through the Company. Except as disclosed on Schedule 3.5, or as contemplated herein, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries.

  3.6 Valid Issuance. The Preferred Shares are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company, (ii) based in part upon the representations of such Purchaser in this Agreement, will be issued, sold and delivered in compliance with all applicable Federal and state securities laws and (iii) will be entitled to all of the rights, preferences and privileges set forth in the Certificate of Designation. The Conversion Shares are duly authorized and reserved for issuance and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation, will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through the Company.

  3.7 No Conflict with Other Instruments. Neither the Company nor any of its subsidiaries is in violation of any provisions of its charter, Bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any Federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The (i) execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) execution and filing of the Certificate of Designation, and (iii) consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the Conversion Shares) will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer on the part of holders of the Company's securities.

  3.8  Financial Condition; Taxes; Litigation.

       3.8.1 The Company's financial condition is, in all material respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. Except as otherwise described in the Disclosure Documents, there has been no material adverse change to the Company's business, operations, properties, financial condition, prospects or results of operations since the date of the Company's most recent audited financial statements contained in the Disclosure Documents.

       3.8.2 The Company has filed all tax returns required to be filed by it (after giving effect to all validly obtained extensions) and paid all taxes which are due, except for taxes which it reasonably disputes.

       3.8.3 Each of the Company and its subsidiaries is not the subject of any pending or, to the Company's knowledge, threatened inquiry, investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Commission or any state securities commission or other governmental or regulatory entity.

       3.8.4 Except as described on Schedule 3.8.4, there is no material claim, litigation or administrative proceeding pending, or, to the Company's knowledge, threatened or contemplated, against the Company or any of its subsidiaries, or against any officer, director or employee of the Company or any such subsidiary in connection with such person's employment therewith. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole.

  3.9 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required thereby. The Company is eligible to register for resale shares of its Common Stock on a registration statement on Form S-3 under the Securities Act pursuant to Rule 415 thereunder.

  3.10 Acknowledgement of Dilution. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of Preferred Shares in accordance with the terms of the Certificate of Designation is unconditional and absolute regardless of the effect of any such dilution.

  3.11 Intellectual Property. The Company and its subsidiaries each owns or possesses adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property rights necessary to conduct the business now operated by it (collectively, the "Intellectual Property Rights"), and is not aware of any infringement or alleged infringement by a third party with respect to the Intellectual Property Rights or of any infringement or alleged infringement by it or conflict or alleged conflict with asserted similar rights of others that, in any such case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated business or financial condition of the Company and its subsidiaries taken as a whole. The Intellectual Property Rights are, to the best knowledge of the Company, valid and enforceable and no registration relating thereto has lapsed, expired or terminated or is the subject of any claim or proceeding that could result in any such lapse, expiration or termination. The Company and its subsidiaries each has complied in all material respects with its obligations pursuant to any agreement relating to Intellectual Property Rights that are the subject of licenses granted by third parties.

  3.12  Registration  Rights;  Rights of  Participation.  Except as described on
Schedule 3.12 hereto, (A) the Company has not granted or agreed to grant to any person or entity any rights (including "piggyback" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no person or entity, including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, the other
Transaction Documents or the Certificate of Designation which has not been waived.

  3.13 Trading on Nasdaq. The Common Stock is designated for quotation on the Nasdaq SmallCap Market and trading in the Common Stock on such market has not been suspended. The Company is in full compliance with the continued designation criteria of the Nasdaq SmallCap Market, and does not reasonably anticipate that the Common Stock will be delisted from the Nasdaq SmallCap Market, whether by reason of the transactions contemplated by this Agreement, the other Transaction Documents or the Certificate of Designation and is not aware of any inquiry by or received any notice from the NASD regarding any failure or alleged failure by the Company to comply with such requirements which has not been favorably resolved prior to the date hereof.

  3.14 Solicitation. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Preferred Shares or
(ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Preferred Shares under the Securities Act.

  3.15 Fees. Except as described on Schedule 3.15 hereto, the Company is not obligated to pay any compensation or other fee, cost or related expenditure to any underwriter, broker, agent or other representative in connection with the transactions contemplated hereby.

  3.16 Foreign Corrupt Practices. To the knowledge of the Company, neither the Company, nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

  3.17 Other Issuances of Securities. The Company has not issued (and will not issue) any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Preferred Shares to such Purchaser, or the issuance of the Conversion Shares upon conversion thereof, for purposes of determining whether stockholder approval is required under the designation criteria of the Nasdaq SmallCap Market.

  3.18 Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

  3.19 Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.COVENANTS OF THE COMPANY.

  4.1 Corporate Existence. The Company shall, so long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities, maintain its corporate existence in good standing and shall pay all taxes owed by it when due except for taxes which the Company reasonably disputes.

  4.2 Provision of Information. The Company shall provide each Purchaser, as long as such Purchaser holds any Preferred Shares, with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after the filing thereof with the Commission.

  4.3 Form D; Blue-Sky Qualification. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as is necessary to qualify the Preferred Shares for sale under applicable state or "blue-sky" laws or obtain an exemption therefrom, and shall provide evidence of any such action to each Purchaser at or prior to the Closing.

  4.4 Reporting Status. As long as any Purchaser or any affiliate of such Purchaser beneficially owns any Securities and until the date on which any of the foregoing may be sold to the public pursuant to Rule 144(k) (or any successor rule or regulation), (i) the Company shall timely file with the Commission all reports required to be so filed pursuant to the Exchange Act and
(ii) the Company shall not terminate its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination. The Company agrees to file with the Commission a Form 8-K describing the terms of the transactions contemplated by this Agreement and the other Transaction Documents, with the Transaction Documents attached to such Form 8-K as an exhibit thereto, on or before the tenth (10th) day following the Closing Date in the form required by the Exchange Act.

  4.5 Reservation of Common Stock. The Company shall at all times have authorized and reserved for issuance, free from any preemptive rights, solely for the purpose of effecting conversions of the Preferred Shares hereunder, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares (the "Reserved Amount"). As of the Closing Date, the Reserved Amount shall be equal to no less than 200% of the number of shares of Common Stock issuable upon conversion of all of the Preferred Shares to be issued at the Closing (such number to be determined using the Conversion Price in effect on the Closing Date). If on any date the Reserved Amount is less than 175% of the number of shares of Common Stock then issuable upon conversion of all of the Preferred Shares then outstanding (such number to be determined using the Conversion Price in effect on such date), the Company must take action (including without limitation seeking stockholder authorization for the authorization or reservation of additional shares of Common Stock) as soon as practicable (but in no event later than the fifth (5th) business day following receipt by the Company of notice thereof from a holder of Preferred Shares) to increase the Reserved Amount to no less than 200% of the number of shares of Common Stock into which such outstanding Preferred Shares are then convertible. The Company shall not reduce the number of shares reserved for issuance hereunder without the written consent of the holders of two-thirds of the Preferred Shares then outstanding.

  4.6 Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares for general corporate purposes only, in the ordinary course of its business and consistent with past practice.

  4.7 Transactions with Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and shall be approved by a majority of the Company's outside directors.

  4.8 Quotation on Nasdaq. The Company shall (i) promptly following the Closing, take such action as may be necessary to include the Conversion Shares for quotation on the Nasdaq SmallCap Market and (ii) use its best efforts to maintain the listing of the Common Stock on such market.

  4.9 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

  4.10 Company's Instructions to Transfer Agent. On or prior to the Closing Date, the Company shall execute and deliver irrevocable instructions to its transfer agent (the "Transfer Agent") (i) to issue certificates representing Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designation and upon receipt of (a) a valid Conversion Notice (as defined in the Certificate of Designation) or (b) instructions giving effect to such Conversion Notice from the Company in the amount specified in such Conversion Notice or instructions, in the name of the holder effecting such conversion or its nominee, (ii) to deliver such certificates to such holder no later than the close of business on or before the later to occur of (x) the third (3rd) business day following the related Conversion Date (as defined in the Certificate of Designation) and (y) the business day following the day on which such holder delivers to the Corporation the certificates representing the Preferred Shares being converted and (iii) that the Conversion Shares will not bear a restrictive legend as long as (A) the resale or transfer (including without limitation a pledge) of such shares is registered pursuant to an effective registration statement, (B) such shares can be sold to the public pursuant to Rule 144 and a registered broker dealer provides to the Company a customary broker's Rule 144 letter, or (C) such shares are eligible for sale to the public without limitation as to the number of such shares or the manner in which such shares may be sold under Rule 144(k) or any successor provision, and, with respect to shares upon which such legend may be stamped, upon the occurrence of any such event, the Transfer Agent shall issue new certificates without such legend to the holder upon request. The Company shall instruct the Transfer Agent that, in lieu of delivering physical certificates representing shares of Common Stock to a holder upon conversion of the Preferred Shares, and as long as the Transfer Agent is a participant in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and such holder has not informed the Company that it wishes to receive physical certificates therefor, the Transfer Agent may effect delivery of Conversion Shares, by crediting the account of such holder or its nominee at DTC for the number of shares for which delivery is required hereunder within the time frame specified above for delivery of certificates. The Company represents to and agrees with such holder that it will not give any instruction to the Transfer Agent that will conflict with the foregoing or with any Conversion Notice submitted to the Company by a holder in accordance with the Certificate of Designation or otherwise restrict such holder's right to convert the Preferred Shares or to receive Conversion Shares in accordance with the terms of the Certificate of Designation. In the event that the Company's relationship with the Transfer Agent should be terminated for any reason, the Transfer Agent shall continue acting as transfer agent pursuant to the terms hereof until such time that a successor transfer agent is appointed by the Company and receives the instructions described above.

  4.11 Capital Raising Limitation.  The Company will not, prior to the ninetieth
(90th) day following the date on which the Registration Statement is declared effective by the Commission, issue, offer for sale or sell any Common Stock or other equity security of the Company, or any security or instrument convertible or exercisable into or exchangeable for Common Stock or any such equity security (the "Capital Raising Limitation"). The Capital Raising Limitation will not apply to the issuance of Common Stock (i) as consideration in a merger, consolidation or acquisition (the primary purpose of which is not to raise equity capital), (ii) pursuant to a strategic partnership or joint venture which is formed for a bona fide commercial purpose, (iii) pursuant to a registered public offering, or (iv) pursuant to the obligations described in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1998.

  4.12 Right of Participation. The Company agrees that, prior to any offer or sale by the Company of Common Stock (or any securities convertible or exercisable into or exchangeable for Common Stock) during the period of eighteen
(18) months following the Closing Date (the "Offer Period"), it will deliver, at least ten (10) business days prior to such proposed issuance, to each Purchaser written notice describing the proposed offering, including the aggregate amount to be offered and the terms and conditions thereof (a "Participation Notice"), and provide such Purchaser with an option to participate in such offering (the "Right of Participation"). A Purchaser may exercise its Right of Participation by delivering written notice of such exercise (an "Exercise Notice") to the Company on or before the eighth (8th) business day of such ten business day period, which notice shall specify the dollar amount of the securities that such Purchaser wishes to purchase in such offering. In the event that a Purchaser exercises its Right of Participation with respect to an offering, the Company shall, within one business day thereafter (i) determine in good faith whether to allow such Purchaser to participate in such offering and to purchase the dollar amount of securities requested by such Purchaser (such determination to be made on the basis of whether such participation in such dollar amount would materially impair the successful completion of such offering) and (ii) notify such Purchaser of its determination; provided, however, that if such offering involves the sale of securities that are pari passu with or junior to the Series C Preferred Stock, each Purchaser shall have the absolute right, notwithstanding any determination by the Company to the contrary, to participate in such offering and to purchase up to a dollar amount of such securities which shall be calculated by (I) dividing (A) the Purchase Price for the Preferred Shares held by such Purchaser as of the date of the Participation Notice by (B) the aggregate Purchase Price for all of the Preferred Shares sold to the Purchasers pursuant to this Agreement and (II) multiplying the resulting quotient by the aggregate purchase price for the securities being offered. A Purchaser's right to exercise its Right of Participation will expire on the first day on which such Purchaser owns five percent (5%) or less of the aggregate number of Preferred Shares purchased by such Purchaser hereunder.

  4.13 No Adverse Action. The Company and its subsidiaries shall refrain, while any Preferred Shares are outstanding, from taking any action or entering into any arrangement which in any way adversely affects the rights, privileges or benefits available to a holder of Preferred Stock pursuant to the terms of the Certificate of Designation.

5.  CONDITIONS TO CLOSING.

  5.1 Conditions to Purchasers' Obligations at Closing. Each Purchaser's obligations at the Closing, including without limitation its obligation to purchase Preferred Shares, are conditioned upon the fulfillment (or waiver by such Purchaser) of each of the following events as of the Closing Date:

       5.1.1 the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date;

       5.1.2 the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Company on or before the Closing;

       5.1.3 the Company shall have delivered to such Purchaser a certificate, signed by an officer of the Company, certifying that the conditions specified in paragraphs 5.1.1, 5.1.2 and
                 5.1.10 have been fulfilled as of the Closing;

       5.1.4 the Company shall have delivered to such Purchaser a certificate, signed by the Secretary of the Company, attaching a copy of the Certificate of Incorporation and Bylaws of the Company currently in effect and a copy of the resolutions of the Board of Directors authorizing the transactions contemplated hereby, and certifying that such copies are true and correct as of the Closing Date and that such resolutions have not been modified or rescinded since the date of their adoption by the Company's Board of Directors;

       5.1.5 the Company shall have filed the Certificate of Designation with the Secretary of State of the State of New Jersey and shall have furnished such Purchaser with a file-stamped copy thereof;

       5.1.6 the Company shall have delivered to such Purchaser an opinion of counsel for the Company, dated as of such date, in substantially the form set forth on Exhibit 5.1.5 hereto, and covering such additional matters as may reasonably be requested by such Purchaser;

       5.1.7 the Company shall have delivered duly executed certificates representing the Preferred Shares being purchased;

       5.1.8 the Company shall have executed and delivered the Registration Rights Agreement;

       5.1.9 the Common Stock shall be quoted on the Nasdaq SmallCap Market and trading in the Common Stock on such market shall not have been suspended;

       5.1.10 there shall have been no material adverse changes in the Company's consolidated business or financial condition since the date of the Company's most recent audited financial statements contained in the Disclosure Documents;

       5.1.11 the Company shall have authorized and reserved for issuance at least two hundred percent (200%) of the aggregate number of shares of Common Stock issuable upon conversion of all of the Preferred Shares to be issued at the Closing (such number to be determined using the Conversion Price in effect on the Closing
                 Date);

       5.1.12 each of the Company's executive officers who owns shares of Common Stock shall have executed and delivered a letter agreement addressed to such Purchaser regarding such person's agreement to refrain from selling such person's holdings of Common Stock during the period between the Closing Date and the date on which the Registration Statement is declared effective by the Commission; and

       5.1.13 each of the Company's executive officers who owns shares of Common Stock shall have executed and delivered a letter agreement addressed to such Purchaser regarding such person's agreement to vote such shares in favor of any proposal made at or in connection with any meeting of the holders of the Company's Common Stock regarding (i) approval of the transactions contemplated herein or (ii) the authorization of additional shares of Common Stock for issuance upon conversion of the Preferred Shares.

  5.2 Conditions to Company's Obligations at Closing. The Company's obligations at the Closing are conditioned upon the fulfillment (or waiver by the Company) of each of the following events as of the Closing Date:

       5.2.1 the representations and warranties of each Purchaser shall be true and correct in all material respects as of such date as if made on such date; and

       5.2.2 each Purchaser shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by the Purchaser on or before the Closing.

6.MISCELLANEOUS.

       6.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein shall survive the Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

       6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Purchaser may assign its rights and obligations hereunder, in connection with any private sale or transfer of the Preferred Shares in accordance with the terms hereof, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term
"Purchaser" shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. The Company may not assign it rights or obligations under this Agreement.

        6.3 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.

       6.4 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of the Certificate of Designation, this Agreement or the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure by a Purchaser to satisfy all of the conditions set forth in Section 5.2 above shall not affect the Company's obligations hereunder to a Purchaser which has satisfied such conditions.

       6.5 Injunctive Relief. Each Purchaser, on the one hand, and the Company, on the other hand, acknowledges that a breach by it of its obligations hereunder or under the Registration Rights Agreement will cause irreparable harm to the other party and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss.

       6.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws provisions thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

       6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

       6.8  Headings.   The  headings  used  in  this  Agreement  are  used  for
convenience only and are not to be considered in construing or interpreting this Agreement.

       6.9 Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

       If to the Company:

       Osicom Technologies, Inc.
       2800 28th Street, Suite 100
       Santa Monica, CA  90405
       Attn: Chief Financial Officer
       Tel:  310-581-4030
       Fax:  310-581-4032

       with a copy to:

       Greenbaum, Rowe, Smith, Ravin,
        Davis & Himmel LLP
       Metro Corporate Campus One
       P.O. Box 5600
       Woodbridge, New Jersey 07095-0988
       Attn: W. Raymond Felton, Esq.
       Tel:  732-549-5600
       Fax:  732-549-1881

and if to any Purchaser, to such address for such Purchaser as shall appear on the signature page hereof executed by such Purchaser, or as shall be designated by such Purchaser in writing to the Company.

       6.10 Expenses. The Company and each Purchaser each shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement, provided, however, that the Company shall reimburse Proprietary Convertible Investment Group, Inc. for all legal fees and expenses incurred by it in connection its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of the Certificate of Designation, this Agreement and the other Transaction Documents in an amount not to exceed twenty thousand dollars ($20,000)

     6.11 Entire Agreement; Amendments. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the holders of at least fifty percent (50%) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.


         [Remainder of Page Intentionally Left Blank]

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

OSICOM TECHNOLOGIES, INC.


By: __________________________
     Name:
     Title:




PURCHASER NAME:


                           By:
                                  Name:
                                  Title:


ADDRESS:



                           Tel:

                           Fax:








Number of Shares of Series C
Preferred Stock to be Purchased:                      ____